UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)           Effective October 6, 2006, the board of directors (the “Board”) of Bioenvision, Inc. (the “Company”) voted to increase the number of directors from 5 to 6. On the same date, the Board, in accordance with the Company’s director nomination policy, unanimously approved the election of Joseph P. Cooper as a director of the Company to fill the newly created vacancy on the Board. Mr. Cooper will serve until the 2006 annual meeting of stockholders, and until such time as his successor is duly elected and qualified, or until his earlier resignation or removal. The Board has determined that Mr. Cooper is “independent” under the Nasdaq Global Select Market and Nasdaq Global Market Listing Standards. There is no arrangement or understanding between Mr. Cooper and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Cooper and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: October 11, 2006	By:	/s/ David P. Luci
David P. Luci
Chief Financial Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release dated October 10, 2006